Exhibit 99.1

Carlsmed Appoints Richard Heppenstall as Chief Financial Officer

Company Reaffirms Fiscal Year 2026 Guidance

CARLSBAD, Calif., September 28, 2026 (GLOBE NEWSWIRE) – Carlsmed, Inc. (Nasdaq: CARL) (“Carlsmed” or the “Company”), a medical technology company pioneering AI-enabled personalized spine surgery solutions, today announced that Richard Heppenstall has been appointed Chief Financial Officer, effective immediately. Mr. Heppenstall succeeds Leo Greenstein, who has served as CFO since 2023 and will be leaving Carlsmed to pursue other professional interests.

“We are excited to welcome Rich to Carlsmed at a pivotal point for the Company,” said Mike Cordonnier, Chairman and CEO. “He is a proven leader with the deep Orthopedic and Tech expertise crucial to driving our strategy, and his deep financial and operational experience will be invaluable as we build upon our momentum, scale the organization, and execute against the substantial opportunity in front of us. With the new aprevo® Lumbar spinal fusion procedure CMS reimbursement going into effect on October 1, and the upcoming launches of the aprevo® Lumbar Bi-lateral procedure and corra™ cervical procedure, we believe we are well positioned for this next phase of execution.”

Mr. Heppenstall is an accomplished financial, strategic, and operational leader bringing nearly 30 years of experience across healthcare, life sciences, and technology. He previously served as the Executive Vice President, Chief Financial Officer and Treasurer of ZimVie Inc. from September 2021 until its acquisition by ArchiMed SAS in October 2025. Prior to ZimVie, Inc., Mr. Heppenstall served as CFO of Breg, Inc. from April 2019 to September 2021. Prior to joining Breg, Inc., he served as Senior Vice President, Finance and Treasury of Orthofix Medical Inc. from May 2015 to April 2019 and previously in senior finance and business leadership positions with Solera Holdings, Flowserve Corporation, and CooperVision. Mr. Heppenstall holds an MBA from Santa Clara University Leavey School of Business and a Bachelor of Arts in Economics from University of California Irvine.

"I look forward to partnering with Mike, our executive team, and the finance organization to build on Carlsmed's strong foundation and support disciplined execution," said Mr. Heppenstall. "With compelling clinical outcomes data, strengthening reimbursement, and a proprietary, patient-centric innovation platform, I'm excited to help advance our vision of making personalized surgery at scale the standard of care for spine surgery."

"On behalf of the Board and the entire Carlsmed team, I want to express my sincere gratitude to Leo for his leadership as CFO for the prior three years" said Mr. Cordonnier. "His disciplined financial management, stewardship through our IPO process, and dedication to strengthening our finance function have positioned Carlsmed for continued success. We wish him all the best.”

Reaffirming Full Year 2026 Financial Outlook

The Company is reaffirming its full-year revenue guidance of $74 to $78 million, representing 50% growth over 2025 at the midpoint.

About Carlsmed

Carlsmed is a medical technology company pioneering AI-enabled personalized spine surgery solutions with a mission to improve outcomes and decrease the cost of healthcare for spine surgery and beyond.

Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects, including statements about Carlsmed’s ability to execute on its strategic priorities and increase adoption of its product offerings, Carlsmed’s ability to scale, Carlsmed’s growth prospects, the impact of CMS’s reimbursement policy on Carlsmed’s business, the timing of Carlsmed’s expected product launches, the revenue ranges presented in our fiscal year 2026 guidance provided on August 5, 2026 and reaffirmed herein and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including such important factors as are set forth under the caption “Risk Factors” in Carlsmed’s Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent Carlsmed’s views as of the date of this press release. Carlsmed anticipates that subsequent events and developments will cause its views to change. However, while Carlsmed may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Carlsmed’s views as of any date subsequent to the date of this press release.

Investor Relations

Stephanie Zhadkevich

Vice President, Head of Investor Relations

IR@Carlsmed.com

Media

LeAnn Burton

Senior Director, Brand Marketing

Marketing@Carlsmed.com